UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

Commission File Number of issuing entity:

333-131213-40

RALI Series 2007-QH1 Trust
(Exact name of issuing entity)

Commission File Number of depositor: 333-131213

Residential Accredit Loans, Inc.
(Exact name of depositor as specified in its charter)

Residential Funding Company, LLC
(Exact name of sponsor as specified in its charter)

New York	None
(State or other jurisdiction	(I.R.S. employer
of incorporation)	identification no.)

One Meridian Crossings, Suite 100, Minneapolis, MN	55423
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (952) 857-7000

8400 Normandale Lake Boulevard, Minneapolis, MN	55437
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02.            Change of Servicer or Trustee.

The response to Item 6.02 is set forth in part herein and in part in Exhibit 99.1.

Residential Funding Company, LLC ("RFC"), as the master servicer under the Standard Terms of Pooling and Servicing Agreement, dated as of December 1, 2006, and related Series Supplement, dated as of January 1, 2007 (the "Pooling and Servicing Agreement"), among RFC, Residential Accredit Loans, Inc., as depositor, and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), has entered into an agreement to transfer the master servicing and subservicing of the mortgage loans subject to the Pooling and Servicing Agreement to Aurora Loan Services LLC ("Aurora Loan Services"). The registrant expects that certain conditions precedent to such transfer, including a determination by the Trustee that Aurora Loan Services is reasonably satisfactory and a letter from each rating agency confirming that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the current ratings of any of the RALI Series 2007-QH1 Mortgage Asset-Backed Pass-Through Certificates, will be satisfied prior to the effective date of the transfer on April 1, 2008.

Information required by Item 1108 of Regulation AB relating to Aurora Loan Services is attached to this Form 8K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Information required by Item 1108 of Regulation AB relating to Aurora Loan Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALI SERIES 2007-QH1 TRUST
(Issuing Entity)

By: Residential Funding Company, LLC, as Master Servicer

By: /s/ Darsi Meyer
Name: Darsi Meyer
Title: Director

Dated: March 5, 2008